SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       Form 8-K


                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): January 9, 1995




       Commission     Registrant; State of Incorporation;      IRS Employer
       File Number       Address; and Telephone Number      Identification No.
       -----------   ------------------------------------   ------------------


       1-11375        UNICOM CORPORATION                      36-3961038
                      (an Illinois corporation)
                      37th Floor, 10 South Dearborn Street
                      Post Office Box A-3005
                      Chicago, Illinois 60690-3005
                      312/394-7399


       1-1839         COMMONWEALTH EDISON COMPANY             36-0938600
                      (an Illinois corporation)
                      37th Floor, 10 South Dearborn Street
                      Post Office Box 767
                      Chicago, Illinois 60690-0767
                      312/394-4321

       Item 5. Other Events
       --------------------

       Rate Proceeding.

                    On January 9, 1995, the Illinois Commerce Commission ("ICC") issued an order ("Order") in the proceedings relating to Commonwealth Edison Company's ("ComEd") February 10, 1994 rate increase request. The Order provides, among other things, for
          (i) an increase in ComEd's total revenues of approximately $301.8 million (excluding add-on revenue taxes) or 5.2%, on an annual basis, including a $303.2 million increase in base rates, (ii) the continued collection of municipal franchise costs as an adder to base rates until May 1, 1995, when such costs will be collected prospectively on an individual municipality basis through a rider, and (iii) the use of a rider, with annual review proceedings, to pass on to ratepayers increases or decreases in estimated costs associated with the decommissioning of ComEd's nuclear generating units. The rates provided in the Order became effective on January 14, 1995; however, they are being collected subject to refund as a result of subsequent judicial action. ComEd expects the Order to be appealed by the intervenors in the rate proceeding.

                    In the Order, the ICC determined that Byron Unit 2 and Braidwood Units 1 and 2, ComEd's most recently-completed nuclear generating units, were 100% "used and useful" and that the previously determined reasonable costs of such units, as depreciated, should be included in full in ComEd's rate base.
          The ICC also determined, however, that ComEd's annual nuclear plant decommissioning cost collections from its ratepayers should be reduced from the $127 million previously authorized in a March 8, 1991 ICC rate order to $112.7 million. The reduction resulted from the ICC's decision to exclude from estimated costs subject to collection both a contingency factor and site restoration costs for demolition and disposal of non-radiological structures. As noted above, the Order establishes a rider which will allow annual adjustments to decommissioning cost collections outside of the context of a traditional rate proceeding. Such rider is intended to allow adjustments in decommissioning cost recoveries from ratepayers as changes in cost estimates become specifically identifiable. Under Illinois law, decommissioning cost collections are required to be deposited in external trust funds.

                    For additional information regarding ComEd's rate increase request and its nuclear plant decommissioning costs, see Notes 3 and 1, respectively, of Notes to Financial Statements in Unicom Corporation's and ComEd's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1994.

                                      SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                                 UNICOM CORPORATION
                                                    (Registrant)


       Date:  January 19, 1995            By:      David A. Scholz
                                              ---------------------------
                                                   David A. Scholz
                                                      Secretary






                                             COMMONWEALTH EDISON COMPANY
                                                    (Registrant)


       Date:  January 19, 1995            By:      David A. Scholz
                                              ---------------------------
                                                   David A. Scholz
                                                      Secretary






















                                         -3-